Exhibit 99.1

MoneyHero Group, a Market Leading Financial Products Platform in

Greater Southeast Asia, Plans To Go Public In Partnership With Bridgetown

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MoneyHero Group is a market leading personal finance aggregation and comparison company in Greater Southeast Asia with operations in Singapore, Hong Kong, Taiwan, Philippines and Malaysia (“Greater Southeast Asia”)

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Transaction proceeds of up to approximately US$154 million, assuming no redemptions by Bridgetown’s public shareholders, will be used to further accelerate growth and capture a fast-growing market opportunity in the digital distribution of financial products in a high-growth region

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The Transaction values MoneyHero Group at a pre-money enterprise value of US$200 million and an equity value of approximately US$198 million; and the combined company will have a post-transaction enterprise value of US$342 million assuming no redemptions by Bridgetown’s public shareholders

Singapore and Hong Kong – May 25, 2023 – CompareAsia Group Capital Limited (“MoneyHero” or the “Company”), a market leading financial products platform in Greater Southeast Asia, and Bridgetown Holdings Limited (NASDAQ: BTWN) (“Bridgetown”), a special purpose acquisition company formed as a collaboration between Pacific Century Group (“Pacific Century”) and Thiel Capital LLC (“Thiel Capital”), announced today that they have entered into a business combination agreement. Upon closing, the combined company, MoneyHero Limited (“PubCo”), is expected to begin trading on NASDAQ under the ticker symbols “MNY” and “MNYWW.”

Founded in 2014 and dual-headquartered in Singapore and Hong Kong, MoneyHero Group, formerly known as Hyphen Group or CompareAsia Group, is a leading personal finance aggregation and comparison company in Greater Southeast Asia, operating in Singapore, Hong Kong, Taiwan, the Philippines and Malaysia with respective local market brands. Simultaneous with this announcement, the Company has rebranded to MoneyHero Group from Hyphen Group, which it will use as its umbrella brand going forward. MoneyHero had approximately 3.7 million MoneyHero Group Members as of March 31, 2023, approximately 9.8 million Monthly Unique Users in March 2023 and over 270 commercial partner relationships as of March 31, 2023.

MoneyHero is primarily involved in the operation of online financial comparison platforms and related services for credit cards, personal loans, mortgages, insurance and other financial products, connecting consumers, financial product providers and content and channel partners. MoneyHero helps consumers with effective decision making by providing guidance through informative content and easy-to-use product comparison tools. Our main business pillars are (i) online financial comparison platforms, where we provide financial guidance to consumers by offering a broad range of financial and lifestyle content, product comparison tools, and financial product marketplaces on our websites, and (ii) B2B business (Creatory), where we expand our user reach by partnering with other third-party online content and channel partners.

Well-Positioned to Capture Long-Term Market Opportunities

We believe that the following strengths of MoneyHero will help us further solidify our market leadership in the online personal finance aggregation and comparison business and differentiate us from our competitors:

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A Market Leader in the Rapidly Expanding Greater Southeast Asia Market: We achieved US$68.1 million in revenue in 2022, which we believe is the largest in the personal finance aggregation and comparison sector in Greater Southeast Asia, and have delivered an average annual growth of approximately 45% in the last five years from 2017 to 2022. Given the scale and volume of customers that we deliver for our commercial partners and the broad scope of our service offerings, we are deeply integrated with the overall acquisition value chain of, and the digital distribution of financial products for, our commercial partners

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Proven Scalable Business Model with Significant Runway: In 2022, over 5.1 million articles on our platforms were read per month by our users, and we ran over 580 exclusive rewards campaigns. Bridging the gap between a massive online consumer base seeking quality information for making relevant financial decisions and a large number of financial institutions pursuing quality customer acquisitions, our platforms consistently attract high-intent users through high-quality content and innovative tools, ultimately generating reliable volumes of new customers for our commercial partners

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High-Quality and Complex Commercial Partnerships: To strengthen our partnerships and drive improved user experiences and robust unit economics, we have built deep alliances and bespoke integrations with our commercial partners. By incorporating these integrations into our commercial partners’ systems through user journeys, tracking, rewards management and a deep understanding of their strategic acquisition requirements, we foster stronger relationships and increased reliance on our platforms and brands. Replicating these integrations demands considerable investment, further solidifying our competitive advantage in the market

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Clear Path to Profitability Enabling Continued Future Investment for Growth: In the second half of 2022, we implemented a company-wide reorganization and adopted an efficient operating and management model. Under the new structure, we develop product and marketing strategies at a group level and implement the strategies in local markets with limited need for customization. This process meaningfully reduced our operating costs and enabled us to respond to business and customer needs faster. These actions have had a positive impact on our financial performance in the second half of 2022, and we expect this trend to continue in 2023 and beyond The Company believes that the listing in partnership with Bridgetown will enable it to accelerate its market expansion organically and inorganically, capitalizing on the capital raised from the business combination (the “Transaction” or the “Business Combination”) and future access to international capital markets. Furthermore, the Transaction will enhance the Company’s profile and brand, and boost its ability to attract and retain top talent to further strengthen its competitive position and capture the fast-growing market opportunity in the digital distribution of financial products in the high-growth region of Greater Southeast Asia.

Management Commentary

Prashant Aggarwal, Chief Executive Officer, MoneyHero Group, said, “As a leading online financial comparison platform in Greater Southeast Asia, with a vast network of 9.8 million Monthly Unique Users and more than 270 commercial partner relationships across five key markets, we have established ourselves as a trusted platform in the region. At MoneyHero, we believe in harnessing the power of innovation to create better futures for our customers, our people, and our partners. Our commitment to deliver exceptional value and seamless user experiences has enabled us to achieve a strong track record of revenue growth, positioning us as a key player in the personal finance aggregation and comparison sector. We are delighted to join forces with Bridgetown as we accelerate our mission to make all of life’s financial decisions a time saving and rewarding experience. This process of becoming a public company will enable us to further enhance our platform and continue our journey of transforming lives through accessible and innovative financial solutions. We are excited about the opportunities that lie ahead and look forward to the positive impact we will create as we embark on this new chapter of growth and success.”

Matt Danzeisen, Chairman, Bridgetown, said, “MoneyHero is empowering financial service providers in the Greater Southeast Asia region to transform the way they connect with consumers—and consumers in turn are benefiting from a trusted and transparent online platform offering access to a wide variety of financial products. This business model promises significant growth potential given the demographic evolution across Greater Southeast Asia. With continued strong leadership by the management team and fresh funding from this transaction, we believe MoneyHero is poised to penetrate deeper in the Greater Southeast Asia market and to become a household online platform for retail financial offerings in the region.”

Transaction Overview

The combined company will have an enterprise value of approximately US$342 million on a post-money basis, including up to approximately US$154 million of cash held in Bridgetown’s trust account, assuming no redemptions by Bridgetown’s public shareholders.

All MoneyHero existing shareholders such as PCCW, FWD, and Goldman Sachs will roll 100% of their equity into the combined company, demonstrating their continued commitment to the Company’s growth strategy.

The Transaction is expected to close in the third or fourth quarter of 2023, subject to regulatory and stockholder approvals, and other customary closing conditions.

MoneyHero Group’s management team, led by Chief Executive Officer Prashant Aggarwal and Chief Financial Officer and Chief Operating Officer Shaun Kraft, will continue to lead the public company after the completion of the Transaction.

Advisors

Kirkland & Ellis is serving as international legal counsel to the Company and PubCo. Skadden, Arps, Slate, Meagher & Flom LLP is serving as international legal counsel to Bridgetown Holdings Limited.

About MoneyHero Group

MoneyHero Group, formerly known as Hyphen Group or CompareAsia Group, is a market leader in the online personal finance aggregation and comparison sector in Greater Southeast Asia. The Company operates in Singapore, Hong Kong, Taiwan, the Philippines and Malaysia with respective local market brands, and currently has 270 commercial partners and 9.8 million Monthly Unique Users.

For more information, including an investor presentation, please visit https://www.moneyherogroup.com/ and https://www.moneyherogroup.com/ir/2025.05-MoneyHeroGroup-Company-Overview.pdf.

About Bridgetown Holdings Limited

Bridgetown Holdings Limited is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, with a focus on technology, financial services, or media sectors in Southeast Asia. The company is formed as a collaboration between Pacific Century Group and Thiel Capital, led by Chief Executive Officer and Chief Financial Officer, Daniel Wong, and Chairman Matt Danzeisen.

For more information, please visit https://www.bridgetownholdings.net/

Contacts:

For MoneyHero Group:

Kate Lee

ir@moneyherogroup.com

Ruby Chou

press@moneyherogroup.com

For Bridgetown Holdings

Karin Wong

+852 9755 6265

Karin.Wong@pcg-group.com

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the United States federal securities laws with respect to the proposed Business Combination, and also contains certain financial forecasts and projections. All statements other than statements of historical fact contained in this communication, including, but not limited to, statements as to future results of operations and financial position, objectives of management for future operations of the Company, market size and growth opportunities, competitive position, the listing of PubCo’s securities and the potential benefits and expectations related to the terms and timing of the proposed Business Combination, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All forward-looking statements are based upon estimates and forecasts and reflect the views, assumptions, expectations, and opinions of Bridgetown and the Company, which are all subject to change due to various factors including, without limitation, changes in general economic conditions. Any such estimates, assumptions, expectations, forecasts, views or opinions, whether or not identified in this communication, should be regarded as indicative, preliminary and for illustrative purposes only and should not be relied upon as being necessarily indicative of future results.

The forward-looking statements and financial forecasts and projections contained in this communication are subject to a number of factors, risks and uncertainties. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in business, market, financial, political and legal conditions; the timing and structure of the Business Combination; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations; the inability of the parties to successfully or timely consummate the Business Combination and the other transactions in connection therewith, including as a result of the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Business Combination or that the approval of the shareholders of Bridgetown or the Company is not obtained; the risk that the Business Combination disrupts current plans and operations of Bridgetown or the Company as a result of the announcement and consummation of the Business Combination; PubCo’s inability to obtain or maintain the listing of its securities on Nasdaq following the Business Combination; failure to realize the anticipated benefits of Business Combination; risk relating to the uncertainty of the projected financial information with respect to the Company; the amount of redemption requests made by Bridgetown’s shareholders and the amount of funds available in Bridgetown’s trust account; the Company’s ability to attract new and retain existing customers in a cost effective manner; competitive pressures in and any disruption to the industry in which the Company and its subsidiaries (the “Group”) operate; the Group’s ability to achieve profitability despite a history of losses; and the Group’s ability to implement its growth strategies and manage its growth; the Group’s ability to meet consumer expectations; the success of the Group’s new product or service offerings; the Group’s ability to attract traffic to its websites; the Group’s internal controls; fluctuations in foreign currency exchange rates; the Group’s ability to raise capital; media coverage of the Group; the Group’s ability to obtain adequate insurance coverage; changes in the regulatory environments (such as anti-trust laws, foreign ownership restrictions and tax regimes) and general economic conditions in the countries in which the Group operates; the Group’s ability to attract and retain management and skilled employees; the impact of the COVID-19 pandemic or any other pandemic on the business of the Group; the success of the Group’s strategic investments and acquisitions, changes in the Group’s relationship with its current customers, suppliers and service providers; disruptions to the Group’s information technology systems and networks; the Group’s ability to grow and protect its brand and the Group’s reputation; the Group’s ability to protect its intellectual property; changes in regulation and other contingencies; the Group’s ability to achieve tax efficiencies of its corporate structure and intercompany arrangements; potential and future litigation that the Group may be involved in; and unanticipated losses, write-downs or write-offs, restructuring and impairment or other charges, taxes or other liabilities that may be incurred or required subsequent to, or in connection with, the consummation of the Business Combination and technological advancements in the Group’s industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of PubCo’s registration statement on Form F-4 (the “Registration Statement”), the proxy statement/prospectus discussed below, Bridgetown’s periodic reports and other documents to be filed by PubCo or Bridgetown from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. In addition, there may be additional risks that neither Bridgetown nor the Company presently knows, or that Bridgetown or the Company currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Forward-looking statements reflect Bridgetown’s and the Company’s expectations, plans, projections or forecasts of future events and view. If any of the risks materialize or Bridgetown’s or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

Forward-looking statements speak only as of the date they are made. Bridgetown and the Company anticipate that subsequent events and developments may cause their assessments to change. However, while PubCo, Bridgetown and the Company may elect to update these forward-looking statements at some point in the future, PubCo, Bridgetown and the Company specifically disclaim any obligation to do so, except as required by law. The inclusion of any statement in this document does not constitute an admission by the Company nor Bridgetown or any other person that the events or circumstances described in such statement are material. These forward-looking statements should not be relied upon as representing Bridgetown’s or the Company’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements. In addition, the analyses of the Company and Bridgetown contained herein are not, and do not purport to be, appraisals of the securities, assets or business of the Company, Bridgetown or any other entity.

Additional Information

This communication relates to a proposed Business Combination between the Company and Bridgetown. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed Business Combination will be submitted to shareholders of Bridgetown for their consideration.

PubCo intends to file the Registration Statement with the SEC, which will include a preliminary proxy statement in connection with Bridgetown’s solicitation for proxies for the vote by Bridgetown’s shareholders in connection with the proposed Business Combination and other matters as described in the Registration Statement and a prospectus relating to the offer of the securities to be issued to the Company’s and Bridgetown’s shareholders in connection with the closing of the proposed Business Combination. Bridgetown and PubCo also will file other documents regarding the proposed Business Combination with the SEC.

After the Registration Statement has been filed and declared effective, Bridgetown will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed Business Combination. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that Bridgetown will send to its shareholders in connection with the Business Combination. Bridgetown’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with Bridgetown’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve, among other things, the proposed transactions, because these documents will contain important information about Bridgetown, PubCo, the Company and the proposed Business Combination. Shareholders and investors may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the proposed transactions and other documents filed with the SEC by Bridgetown, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Bridgetown. The information contained on, or that may be accessed through, the websites referenced in this document is not incorporated by reference into, and is not a part of, this document.

Participants in the Solicitation

Bridgetown, PubCo and the Company and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from Bridgetown’s shareholders in connection with the proposed transactions. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Bridgetown’s shareholders in connection with the proposed transactions will be set forth in PubCo’s proxy statement/prospectus to be filed with the SEC. You can find more information about Bridgetown’s directors and executive officers in Bridgetown’s annual report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed Business Combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.